Exhibit 10.21
ACTION BY THE ADMINISTRATOR OF THE
BENEFIT EQUALIZATION PLAN

The undersigned, being duly designated as the Administrator of the Benefit Equalization Plan (the “Plan”) with the authority to amend the Plan where the amendment or amendments to the Plan do not increase the annual expenditure of the Plan by more than $500,000, hereby amends the Plan as follows:

WHEREAS, it has been determined to amend the Plan to exclude non-banded employees from accruing future benefits in the Plan.

NOW, THEREFORE, it is hereby:

RESOLVED, that the Plan, as amended and in effect to the date hereof, be further amended as set forth below, effective January 1, 2019.

Article I, Section (r) is amended by adding the following sentence to the end thereof:

An Employee shall not include individuals who are not designated by the Company as being in a lettered salary band, but only with respect to any benefit earned under the Profit-Sharing Plan or the Retirement Plan on or after January 1, 2018.

Dated: December 21, 2018

/s/ SCOTT SCOFIELD
Scott Scofield,
Administrator